EXHIBIT 5.1

[Letterhead of Vyyo Inc.]

January 7, 2005

Vyyo Inc.

4015 Miranda Avenue,

First Floor

Palo Alto, California 94304

Re: Vyyo Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

I have acted as counsel to Vyyo Inc., a Delaware corporation (the “Company”), in connection with the registration of 766,666 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Company’s Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan and 2000 Employee Stock Purchase Plan, as amended (collectively, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on January 7, 2005 under the Act; (ii) the Company’s Registration Statement on Form S-8 as filed with the Commission on February 21, 2001 under the Act; (iii) certain resolutions of the Board of Directors of the Company relating to the Shares; (iv) a specimen certificate representing the Common Stock; (v) the Third Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (vi) the Amended and Restated Bylaws of the Company, as presently in effect; and (vii) the Plans. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, I have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by me.

I have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plans is consistent with the Plans and has been duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plans will be in an amount at least equal to the par value of such Shares.

I am admitted to the bar in the State of California, and I do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued and, subject to any restrictions imposed by the Plans, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Andrew P. Fradkin
Andrew P. Fradkin
General Counsel